UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 25, 2009
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

SOVRAN ACQUISITION LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction Of Incorporation)	0-24071 (Commission File Number)	16-1481551 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 25, 2009, Sovran Self Storage, Inc. (the "Company") and Sovran Acquisition Limited Partnership (the "Partnership") entered into an Indemnification Agreement with James R. Boldt in connection with service by him as a director of the Company.   Mr. Boldt was elected as a director of the Company at the annual meeting of shareholders of the Company held on May 21, 2009.

In general, the Indemnification Agreement provides that the Company and the Partnership will, to the extent permitted by applicable law, indemnify Mr. Boldt against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by Mr. Boldt in connection with any civil, criminal, administrative or investigative action brought against Mr. Boldt by reason of his relationship with the Company.  The Indemnification Agreement provides for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company.  In addition, the Agreement provides for the advancement of expenses incurred by Mr. Boldt in connection with any proceeding covered by the Indemnification Agreement as permitted by law.

A copy of the form of Indemnification Agreement is attached hereto as Exhibit 10.1 and is  incorporated herein by reference.  The foregoing description of the document does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

The Exhibits to this Current Report on Form 8-K are set forth on the Exhibit Index following the signature page hereto and are incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2009	SOVRAN SELF STORAGE, INC. By /s/ DAVID L. ROGERS Name: David L. Rogers Title: Chief Financial Officer

Date: September 25, 2009	SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc. Its: General Partner By /s/ DAVID L. ROGERS Name: David L. Rogers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement, dated as of September 25, 2009, by and among Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and James R. Boldt